SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2003

KELLOGG COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-04171 (Commission File Number)	38-0710690 (I.R.S. Employer Identification No.)

One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of Principal Executive Offices, Including Zip Code)

269-961-2000
(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Underwriting Agreement, dated May 29, 2003
Form of Note

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

1.01	Underwriting Agreement, dated May 29, 2003, among the Company and the Underwriters named therein, relating to the offer and sale of the Company’s 2.875% Senior Notes due June 1, 2008.

4.01	Form of Note for the Company’s 2.875% Senior Notes due June 1, 2008.

SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 5, 2003.

KELLOGG COMPANY

Dated: June 5, 2003	By:	/s/ Joel R. Wittenberg

	Its:	Vice President and Treasurer

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